Exhibit 10.2

CHANGE OF CONTROL EMPLOYMENT AGREEMENT

AGREEMENT by and between Kewaunee Scientific Corporation, a Delaware corporation (the “Company”), and Donald T. Gardner III (the “Executive”), effective as of April 29, 2019 (the “Effective Date”).

This Agreement constitutes the entire agreement between the Company and the Executive concerning the subject matter hereof. Any prior agreements, commitments or negotiations between the Company and the Executive concerning the subject matter hereof are superseded.

The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive’s full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives the Board has caused the Company to enter into this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.    Change of Control Date; Term.

(a)    The “Change of Control Date” shall mean the first date during the Term on which a Change of Control (as defined in Section 2) occurs; provided, that if the Executive’s employment is terminated (other than by voluntary resignation without Good Reason or by death or Disability) during the Term and within 12 months prior to the Change of Control Date, the Executive’s employment with the Company shall be considered to have terminated on the date immediately following the Change of Control Date if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control.

(b)    The term of this Agreement shall commence on the Effective Date for an initial term that continues in effect through June 30, 2019 (the “Initial Term”) and, unless terminated sooner as herein provided, shall continue on a year-to-year basis after the Initial Term (each year, a “Renewal Term,” and each Renewal Term together with the Initial Term, the “Term”). If either party hereto elects not to renew this Agreement, that party must give written notice of non-renewal to the other party at least 30 days before the expiration of the then-current Term. If one party provides the other with a notice of non-renewal under this Section 2, no further automatic extensions shall occur and this Agreement shall terminate at the end of the then-current Term, and such non-renewal shall not result in any entitlement to compensation under this Agreement. Notwithstanding the foregoing, if a Change of Control Date occurs during the Term, the Term shall end on the last day of the Employment Period as defined in Section 3 (whether such date is prior to or after the third anniversary referred to in such Section 3).

2.    Change of Control. For the purpose of this Agreement, a “Change of Control” shall mean:

(a)    The acquisition by any one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock; or

(b)    Either, (i) the acquisition by any one person, or more than one person acting as a group, during the twelve consecutive month period ending on the date of the most recent such acquisition, of ownership of stock of the Company possessing 30% or more of the total voting power of the Company’s stock, or (ii) the replacement of a majority of the members of the Company’s Board of Directors during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; or

(c)    The acquisition by any person, or more than one person acting as a group, during the twelve month period ending on the date of the most recent acquisition, of assets from the Company that have a total gross fair market value equal to 40% or more of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions.

3.    Employment Period. The Company hereby agrees to continue the Executive in its employ, subject to the terms and conditions of this Agreement, for the period (the “Employment Period”) commencing on the Change of Control Date and ending on the third anniversary of such date, unless sooner terminated pursuant to Section 5.

4.    Terms of Employment.

(a)    Position and Duties.

(i)    During the Employment Period, (A) the Executive’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned to the Executive at any time during the 120-day period immediately preceding the Change of Control Date, and (B) the Executive’s services shall be performed within the Statesville/Charlotte, North Carolina, area, unless the Executive otherwise consents. Subject to the foregoing, the Executive may be transferred to the payroll of an entity that is controlled by, or controls, the Company, and in such event the term “Company” shall be deemed to include such entity.

(ii)    During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote the Executive’s attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement.

(b)    Compensation.

(i)    Base Salary. During the Employment Period, the Executive shall receive an annual base salary (“Annual Base Salary”), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the twelve-month period immediately preceding the month in which the Change of Control Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Change of Control Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase, and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

(ii)    Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the “Annual Bonus”) in cash at least equal to the average of the Executive’s bonus under the Company’s annual incentive bonus plan or any comparable bonus under any predecessor or successor plan, for the last three full fiscal years prior to the Change of Control Date (annualized in the event that the Executive was not employed by the Company for the whole of any such fiscal year) (the “Average Annual Bonus”). Each such Annual Bonus shall be paid no later than the end of the second month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

(iii)    Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, stock option, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities, savings opportunities and retirement benefit opportunities, in each case, less favorable than the most favorable of those provided by the Company for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Change of Control Date, except that the foregoing shall not be construed to require the Company to provide equity compensation if the Company does not maintain an equity compensation plan following the Change of Control, and benefits may be reduced under a tax qualified plan if substitute benefits are provided under a nonqualified plan.

(iv)    Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Date.

(v)    Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Date.

(vi)    Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Date.

(vii)    Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to those provided to the Executive by the Company at any time during the 120-day period immediately preceding the Change of Control Date.

(viii)    Vacation. During the Employment Period, the Executive shall be entitled to paid vacations in accordance with the plans, policies, programs and practices of the Company at least as favorable as those in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Date.

5.    Termination of Employment.

(a)    Disability. If the Company determines in good faith that Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive’s legal representative.

(b)    Cause. The Company may terminate the Executive’s employment during the Employment Period for Cause. For purposes of this Agreement, “Cause” shall mean:

(i)    the willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company or one of its affiliates which is materially and demonstrably injurious to the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive’s duties, or

(ii)    the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the Board (or the Executive Committee of the Board) at a meeting of the Board (or Executive Committee) called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board (or Executive Committee)), finding that, in the good faith opinion of the Board (or Executive Committee), the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

(c)    Good Reason. The Executive’s employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, “Good Reason” shall mean, without the Executive’s consent:

(i)    the assignment to the Executive of any duties inconsistent in any material respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities;

(ii)    any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement;

(iii)    the Company’s requiring the Executive to be based at any office or location other than as provided in Section 4(a)(i)(B) hereof or the Company’s requiring the Executive without the Executive’s consent to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control Date;

(iv)    any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement; or

(v)    any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

Notwithstanding the foregoing provisions of this Section 5(c), any assertion by the Executive of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the Executive provides written notice to the Company of the Good Reason condition(s) within 45 days of the Executive gaining knowledge of the initial existence of the condition(s), (B) the condition(s) specified in the notice remains uncured for 30 days after receipt of the notice by the Company and (C) the Date of Termination occurs within 30 days after the expiration of the cure period set forth in (B) immediately above.

(d)    Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(e)    Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt by the other party hereto of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive’s employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination, and (iii) if the Executive’s employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be. The Employment Period shall end on the Date of Termination.

6.    Obligations of the Company upon Termination.

(a)    Termination by Company Not for Cause; Resignation by Executive for Good Reason. If, during the Employment Period, the Company shall terminate the Executive’s employment other than for Cause or Disability, or the Executive shall terminate employment for Good Reason, then, in addition to all compensation that has been earned but not yet paid on the Date of Termination, the Executive shall be entitled to the following, to be paid to the Executive in a lump sum in cash within 30 days after the Date of Termination:

(i)    if the Date of Termination occurs on or before the second anniversary of the Change of Control Date, an amount equal to (A) two times the sum of the Executive’s Annual Base Salary plus the Executive’s Average Annual Bonus, plus (B) 24 months of COBRA premiums based on the terms of the Company’s group health plan and the Executive’s (and the Executive’s dependents’) coverage under such plan as of the Date of Termination (regardless of any COBRA election actually made by the Executive or the actual COBRA coverage period under the Company’s group health plan); or

(ii)    if the Date of Termination occurs after the second anniversary of the Change of Control Date, an amount equal to (A) the sum of the Executive’s Annual Base Salary plus the Executive’s Average Annual Bonus, plus (B) 24 months of COBRA premiums based on the terms of the Company’s group health plan and the Executive’s (and the Executive’s dependents’) coverage under such plan as of the Date of Termination (regardless of any COBRA election actually made by the Executive or the actual COBRA coverage period under the Company’s group health plan).

(b)    Death. If the Executive dies during the Employment Period, this Agreement shall terminate without further obligation to the Executive or the Executive’s estate other than the obligation to pay any compensation or benefits that have been earned but not paid on the Date of Termination, and any post-termination, life insurance or death benefits that are provided under the Company’s normal benefit plans and policies.

(c)    Disability. If the Executive’s employment shall be terminated during the Employment Period by reason of the Executive’s Disability, this Agreement shall terminate without further obligation to the Executive other than the obligation to pay any compensation or benefits that have been earned but not paid on the Date of Termination, and any post-termination benefits or disability benefits that are provided under the Company’s normal benefit plans and policies.

(d)    Cause; Other than for Good Reason. If the Executive’s employment shall be terminated for Cause during the Employment Period, or if the Executive shall resign during the Employment Period other than for Good Reason, this Agreement shall terminate without further obligation to the Executive other than the obligation to pay any compensation or benefits that have been earned but not paid on the Date of Termination, and any post-termination benefits that are provided under the Company’s normal benefit plans and policies.

7.    Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice (other than any severance pay plan) provided by the Company and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

8.    Full Settlement; Legal Fees. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as specifically provided in Section 6(a), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (whether such contest is between the Company and the Executive or between either of them and any third party, and including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), if and to the extent that the Executive prevails in such contest.

9.    Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, and its business, which shall have been obtained by the Executive during the Executive’s employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. The Company has provided the Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act of 2016: (a) the Executive shall not be held criminally or civilly liable under any federal, state or local trade secret law for the disclosure of confidential information that is made in confidence to a federal, state or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (b) the Executive shall not be held criminally or civilly liable under any federal, state or local trade secret law for the disclosure of confidential information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (c) if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the confidential information to the Executive’s attorney and use the confidential information in the court proceeding, as long as the Executive files any document containing the confidential information under seal, and does not disclose the confidential information, except pursuant to court order. This Agreement shall not in any way restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement, or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. The Executive shall promptly provide written notice of any such order to the Company.

10.    Successors.

(a)    This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b)    This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

11.    Miscellaneous.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b)    All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	Donald T. Gardner III 2005 Prairie Dog Drive Wake Forest, NC 27587

If to the Company:	Kewaunee Scientific Corporation 2700 West Front Street Statesville, NC 28677 Attention: Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c)    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)    The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e)    The Executive’s or the Company’s failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(f)    The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is “at will” and, prior to the Change of Control Date, the Executive’s employment may be terminated by either the Executive or the Company at any time prior to the Change of Control Date, in which case the Executive shall have no further rights under this Agreement. From and after the Change of Control Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

(g)    The intent of the parties hereto is that payments and benefits under this Agreement be exempt from (to the extent possible) Code Section 409A (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Notwithstanding anything to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” under Section 409A, then with regard to any payment or the provision of any benefit that is considered “nonqualified deferred compensation” under Section 409A payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” of the Executive, and (ii) the date of the Executive’s death, to the extent required under Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed under this paragraph (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum on the first business day following the six-month period, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. For purposes of Section 409A, the Executive’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate and distinct payments.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

/s/ Donald T. Gardner III	4/29/19
Donald T. Gardner III

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ John D. Russell
John D. Russell

Its:	Chair of the Compensation Committee